THE INFORMATION MARKED BY * AND [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                  LICENSE AGREEMENT

    Effective as of February 1, 1997 ("Effective Date"), THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("STANFORD"), and Mercator Genetics, Inc., a California corporation having a principal place of business at 4040 Campbell Avenue, Menlo Park, CA 94025-1007 ("LICENSEE"), agree as follows:

1  BACKGROUND

    1.1 STANFORD has an assignment of "Mutations in the Cystatin B Gene are Responsible for Progressive Myoclonus Epilepsy (EPM1)" from the laboratory of Dr. Richard Myers ("Invention[s]"), as described in Stanford Docket S96-017, and any Licensed Patent(s), as hereinafter defined, which may issue to such Invention(s).

    1.2 STANFORD has certain technical data and information as herein defined ("Technology") pertaining to Invention(s).

    1.3 STANFORD desires to have the Technology and Invention(s) perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

    1.4 LICENSEE desires a license under said Technology, Invention(s), and Licensed Patent(s) to develop, manufacture, use, and sell Licensed Product(s) in the field of use of applications related to the discovery that mutations in the gene encoding cystatin B are involved in Progressive Myoclonus Epilepsy of the Unverricht-Lundborg type (EPM1) or other forms of epilepsy or neurological conditions.

    1.5 The Technology and Invention(s) were made in the course of research supported by the National Institutes of Health.

2  DEFINITIONS

    2.1 "Licensed Patent(s)" means any U.S. Letters Patent issued upon STANFORD's U.S. Provisional Patent Application, [***], and/or any divisionals, continuations, continuations-in-part, re-issues, reexamination certificates, and any and all foreign equivalent applications and patents.

    2.2 "Technology" means existing technical data and information, including but not limited to the information contained in the Patent Application, pertaining to the Invention(s) and provided to the LICENSEE whether or not it is of a confidential nature.

    2.3 "Licensed Product(s)" means any product or part thereof in the Licensed Field of Use, the manufacture, use, or sale of which:

         (a) Is covered by a valid claim of an issued, unexpired Licensed Patent(s) directed to the Invention(s). A claim of an issued, unexpired Licensed Patent(s) shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken; or

         (b) Is covered by any claim being prosecuted in a pending application directed to the Invention(s).


    2.4 "Net Sales" means the gross revenue derived by LICENSEE through the sale of Licensed Product(s) by LICENSEE. Gross revenue shall be calculated with respect to Licensed Product(s), whether or not assembled (and without excluding therefrom any components or subassemblies thereof, whatever their origin and whether or not patent impacted), less the following items but only insofar as they actually pertain to the disposition of such Licensed Product(s) by LICENSEE.

         (a)  Import, export, excise and sales taxes, and custom duties;

         (b) Costs of insurance, packing, and transportation from the place of manufacture to the customer's premises or point of installation;

         (c)  Credit for returns, allowances, or trades.


    2.5 "Net Royalties" means the gross revenue derived by LICENSEE as a royalty based upon Net Sales of a Licensed Product sold by a sublicensee.

    2.6 "Licensed Field of Use" means applications related to the discovery that mutations in the gene encoding cystatin B are involved in Progressive Myoclonus Epilepsy of the Unverricht-Lundborg type (EPMl) or other forms of epilepsy or neurological conditions.

    2.7  "Licensed Territory" means worldwide.

    2.8 "Exclusive" means that, subject to Article 4, STANFORD shall not grant further licenses in the Licensed Territory in the Licensed Field of Use.

    2.9 "Diagnostic Product" means a Licensed Product utilized in vitro or in vivo diagnostic applications.

    2.10 "Therapeutic Product" means a Licensed Product compounded, formulated, or otherwise designed for in vivo administration and treatment of subjects, including gene therapeutics, protein replacement therapeutics, and small molecule therapeutics.

    2.11 "Protein Product" shall mean a polypeptide containing a sequence of not less than fifty (50) amino acids.

    2.12 "Non-Protein Product" shall mean any other Therapeutic Product wherein the biologically active agent in the Therapeutic Product is not a Protein Product.

    2.13 "Priority Application" means [***]."

3  GRANT

    3.1 STANFORD hereby grants and LICENSEE hereby accepts a license in the Licensed Field of Use to make, use, offer to sell, and sell Licensed Product(s) in the Licensed Territory.

    3.2 Said license is Exclusive, including the right to sublicense pursuant to Article 13, in the Licensed Field of Use for a term commencing as of February 1, 1997, and ending on the later to occur of the following:

         (a)  [***] from the Effective Date; or

         (b) [***] from the date of first commercial sale of a Therapeutic Product(s) by LICENSEE or sublicensee(s); LICENSEE agrees to promptly inform STANFORD in writing of the date of first commercial sale.

    Thereafter, said license shall be nonexclusive until expiration of the last to expire of Licensed Patent(s).

    3.3 LICENSEE agrees that STANFORD shall have the right to practice the Invention(s) and use the Technology for its own purposes or in collaboration with third party academic or not-for-profit research institutions. STANFORD shall have the right to publish any information included in Technology and Licensed Patent(s).

4  GOVERNMENT RIGHTS

    This Agreement is subject to all of the terms and conditions of Title 35 United States Code Sections 200 through 204, including an obligation that Licensed Product(s) sold or produced in the United States be "manufactured substantially in the United States," and LICENSEE agrees to take all reasonable action necessary on its part as licensee to enable STANFORD to satisfy its obligation thereunder, relating to Invention(s).

5  DILIGENCE

    5.1 As an inducement to STANFORD to enter into this Agreement, LICENSEE agrees to use all reasonable efforts and diligence to proceed with the development, manufacture, and sale or lease of Licensed Product(s) and to diligently develop markets for the Licensed Product(s). Unless (1) [***], (2) [***], or (3) [***], LICENSEE agrees that STANFORD may terminate this Agreement.

    5.2 Progress Report on or before February 1 of each year until LICENSEE markets a Licensed Product(s), LICENSEE shall make a written annual report to STANFORD covering the preceding year ending December 31, regarding the progress of LICENSEE toward commercial use of Licensed Product(s). Such report shall include, as a minimum, information sufficient to enable STANFORD to satisfy reporting requirements of the U.S. Government and for STANFORD to ascertain progress by LICENSEE toward meeting the diligence requirements of this Article 5.

6  LICENSE ROYALTIES

    6.1 LICENSEE agrees to pay to STANFORD a noncreditable, nonrefundable license issue royalty of [***] upon signing this Agreement.

    6.2 Beginning February 1, 1998 and each February 1 thereafter, LICENSEE also shall pay to STANFORD a yearly royalty of [***]. Said yearly royalty payments are nonrefundable but they are creditable against earned royalties to the extent provided in Paragraph 6.5.

    6.3 LICENSEE agrees to pay to STANFORD a milestone royalty upon the issuance of Licensed Patents, as follows:

         (a) [***] upon the issuance of the first to issue United States Patent claiming priority to the Priority Application;

         (b) [***] upon the publication for opposition of the first application to publish for opposition out of the European Patent Office claiming priority to the Priority Application; and

         (c) [***] upon the publication for opposition of the first application to publish for opposition out of the Japanese Patent Office claiming priority to the Priority Application,

    with the understanding that LICENSEE shall only be required to pay a maximum of [***] in milestone license royalty payments pursuant to this Section 6.3.

    6.4 In addition, during the term of this Agreement, LICENSEE shall pay STANFORD earned royalties based on Net Sales of LICENSEE and Net Royalties owed to LICENSEE by a sublicensee as follows:

    6.4.1     Diagnostic Products

         6.4.1.1 Where LICENSEE sells a Diagnostic Product, LICENSEE shall pay a royalty to STANFORD of [***] of LICENSEE's Net Sales of the Diagnostic Product. Provided, however, that if, in the reasonable judgment of LICENSEE, it becomes necessary for LICENSEE to pay royalties to third parties in connection with LICENSEE's making, using, or selling such Diagnostic Products, LICENSEE shall be entitled to a credit against the payments due to STANFORD hereunder by an amount equal to [***] of the royalty paid to such third parties, with the proviso that in no event shall the royalty payment to STANFORD hereunder be less than [***] of LICENSEE's Net Sales of the Diagnostic Products.

              64.1.2 Where LICENSEE sublicenses a right to sell a Diagnostic Product and LICENSEE receives a Net Royalty based upon Net Sales of a Diagnostic Product by such sublicensee, LICENSEE shall pay STANFORD an amount equal to [***] of LICENSEE's Net Royalties from the sublicensee with the proviso that in no event shall the amount paid under this Section 6.4.1.2 exceed a royalty rate to STANFORD of [***] based on sublicensee's Net Sales.

         6.4.2     Therapeutic Products

                   6.4.2.1   Protein Products

                        6.4.2.1.1 Where LICENSEE sells a Therapeutic Product, wherein the biologically active agent of the Therapeutic Product is a Protein Product, LICENSEE shall pay a royalty to STANFORD of [***] of LICENSEE's Net Sales of the Protein Product. Provided, however, that if, in the reasonable judgment of LICENSEE, it becomes necessary for LICENSEE to pay royalties to third parties in connection with LICENSEE's making, using, or selling such Protein Products, and only when LICENSEE's royalty burden to such third parties is [***] or greater of LICENSEE's Net Sales, LICENSEE shall be entitled to a credit against the payments due to STANFORD hereunder by an amount equal to the royalty paid to such third parties, which exceeds [***] of LICENSEE's Net Sales, with the exception that in no event shall the royalty payment to STANFORD be less than [***] of LICENSEE's Net Sales of the Protein Product.

                        6.4.2.1.2 Where LICENSEE sublicenses a right to sell a Therapeutic Product, wherein the biologically active agent in the Therapeutic Product is a Protein Product, and LICENSEE receives a Net Royalty based upon Net Sales of a Protein Product by such sublicensee, LICENSEE shall pay Stanford an amount equal to [***] of LICENSEE's Net Royalties from the sublicensee with the proviso that in no event shall the amount paid under this Section 6.4.2.2 be less than [***] based on sublicensee's Net Sales.

                   6.4.2.2   Non-Protein Products

                        6.4.2.2.1 Where LICENSEE sells a Therapeutic Product, wherein the biologically active agent of the Therapeutic Product is a Non-Protein Product, LICENSEE shall pay a royalty to STANFORD of [***] of LICENSEE's Net Sales of the Non-Protein Product. Provided, however, that if, in the reasonable judgment of LICENSEE, it becomes necessary for LICENSEE to pay royalties to third parties in connection with LICENSEE's making, using, or selling such Non-Protein Products, and only when LICENSEE's royalty burden to such third parties is [***] or greater of LICENSEE's Net Sales, LICENSEE shall be entitled to a credit against the payments due to STANFORD hereunder by an amount equal to the royalty paid to such third parties, which exceeds [***] of

LICENSEE's Net Sales, with the exception that in no event shall the royalty payment to STANFORD be less than [***] of LICENSEE's Net Sales of the Non-Protein Product.

                        6.4.2.2.2 Where LICENSEE sublicenses a right to sell a Therapeutic Product, wherein the biologically active agent of the Therapeutic Product is a Non-Protein Product, and LICENSEE receives a Net Royalty based upon Net Sales of a Non-Protein Product by such sublicensee, LICENSEE shall pay Stanford an amount equal to [***] of LICENSEE's Net Royalties from the sublicensee with the proviso that in no event shall the amount paid under this
Section 6.4.2.4 be less than [***] based on sublicensee's Net Sales.

    6.5 Creditable payments under this Agreement shall be an offset to LICENSEE against up to [***] of each earned royalty payment which LICENSEE would be required to pay pursuant to Paragraph 6.4 until the entire credit is exhausted.

    6.6 If this Agreement is not terminated in accordance with other provisions hereof, LICENSEE's obligation to pay royalties hereunder shall continue for so long as LICENSEE, by its activities would, but for the license granted herein, infringe a valid claim of an unexpired Licensed Patent(s) of STANFORD covering said activity.

    6.7 The royalty on Net Sales of, and Net Royalties received by, LICENSEE in currencies other than U.S. Dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted by the Bank of America (San Francisco) foreign exchange desk, on the close of business on the last banking day of each calendar quarter. Royalty payments to STANFORD shall be in U.S. Dollars. All non-U.S. taxes related to royalty payments shall be paid by LICENSEE and are not deductible from the payments due STANFORD.

    6.8 After the Effective Date, LICENSEE shall take over responsibility for and direction of the preparation, filing, and prosecution of all patent applications and maintenance of patents corresponding to the Invention(s) and the Priority Application, with the proviso that STANFORD and LICENSEE shall be kept full apprised by the other, including receiving copies of all correspondence with U.S. and international patent offices related to U.S. and foreign patent applications and patents corresponding to the Invention(s) and the Priority Application. STANFORD shall have the reasonable opportunity to comment on such correspondence and matters related thereto and, further, in the event of termination of this Agreement, LICENSEE shall, within thirty (30) days, ensure the transfer of all matters related to U.S. and foreign patent applications and patents corresponding to the Invention(s) and the Priority Application. Within thirty (30) days after receipt of a statement from STANFORD, LICENSEE shall reimburse STANFORD for all reasonable future costs incurred by STANFORD in connection with the preparation, filing and prosecution of all patent applications and maintenance of patents corresponding to the Invention(s) after the Effective Date.

7  ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING

    7.1 Annual Earned Royalty Payment and Report Beginning with the first sale of a Licensed Product(s), LICENSEE shall make annual written reports (even if there are no sales) and earned royalty payments to STANFORD by February 1. This report shall state the number, description, and aggregate Net Sales of Licensed Products by LICENSEE and Net Royalties received by LICENSEE during such annual period and a calculation pursuant to Paragraph 6.4 and/or 6.5 of earned royalty payment due STANFORD for such annual period. Concurrent with the making of each such report, LICENSEE shall include payment due STANFORD of royalties for the annual period covered by such report.

    7.2 Accounting LICENSEE agrees to keep and maintain records for a period of three (3) years showing the manufacture, sale, use, and other disposition of products sold or otherwise disposed of under the license herein granted. Such records will include general ledger records showing cash receipts and expenses, and records which include production records, customers, serial numbers and related information in sufficient detail to enable the royalties payable hereunder by LICENSEE to be determined. LICENSEE further agrees to permit its books and records to be examined by STANFORD from time to time to the extent necessary to verify reports provided for in Paragraph 7.1. Such examination is to be made by STANFORD or its designee, at the expense of STANFORD, except in the event the results of the audit reveal an under reporting of royalties due STANFORD of [***] or more, then the audit costs shall be paid by LICENSEE.

8  NEGATION OF WARRANTIES

    8.1  Nothing in this Agreement is or shall be construed as:

              (a) A warranty or representation by STANFORD as to the validity or scope of any Licensed Patent(s),

              (b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

              (c) An obligation to bring or prosecute actions or suits against third parties for infringement, except to the extent and in the circumstances described in Article 12;

              (d) Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of STANFORD or other persons other than Licensed Patent(s), regardless of whether such patents or other rights are dominant or subordinate to any Licensed Patent(s); or

              (e) An obligation to furnish any technology or technological information other than the Technology.

    8.2 Except as expressly set forth in this Agreement, STANFORD MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER

EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

    8.3 LICENSEE agrees that nothing in this Agreement grants LICENSEE any express or implied license or right under or to:

              (a) U.S., Patent No. 4,237,224, "Process for Producing Biologically Functional Molecular Chimeras"; U.S., Patent No. 4,468,464 and U.S. Patent No. 4,740,470, both entitled, "Biologically Functional Molecular Chimeras" (collectively known as the Cohen/Boyer patents), or reissues thereof; or
              (b) U.S. Patent 4,656,134 "Amplification of Eucaryotic Genes" or any patent application corresponding thereto.

9  INDEMNITY

    9.1 LICENSEE agrees to indemnify, hold harmless, and defend STANFORD and Stanford Health Services and their respective trustees, officers, employees, students, and agents against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of Invention(s), Licensed Patent(s), Licensed Product(s), or Technology by LICENSEE or sublicensee(s), or their customers.

    9.2 STANFORD shall not be liable for any indirect, special, consequential, or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract or otherwise. STANFORD shall not have any responsibilities or liabilities whatsoever with respect to Licensed Products(s).

    9.3 LICENSEE shall at all times comply, through insurance or self-insurance, with all statutory workers' compensation and, employers' liability requirements covering any and all employees with respect to activities performed under this Agreement.

    9.4 In addition to the foregoing, LICENSEE shall maintain, prior to the first introduction into humans of Licensed Product(s), during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carrier(s) to cover the activities of LICENSEE and its sublicensee(s). Such insurance shall provide minimum limits of liability of [***] and shall include STANFORD, Stanford Health Services, their trustees, directors, officers, employees, students, and agents as additional insureds. Such insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement. At STANFORD's request, LICENSEE shall furnish a Certificate of Insurance evidencing primary coverage.

10  MARKING

    Prior to the issuance of patents on the Invention(s), LICENSEE agrees to mark Licensed Product(s) (or their containers or Labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with the words "Patent Pending," and following the issuance of one (1) or more patents, with the numbers of the Licensed Patent(s).

11 STANFORD NAMES AND, MARKS

    LICENSEE agrees not to identify STANFORD in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or to use the name of any STANFORD faculty member, employee, or student or any trademark, service mark, trade name, or symbol of STANFORD or the Stanford Health Services, or that is associated with either of them, without STANFORD's prior written consent. LICENSEE is permitted to include a mention of this License Agreement in private placement or public offering documents and in discussions and documents related to partnering of the technology without prior written consent. LICENSEE will provide STANFORD with a copy for review prior to the issuance of any press release relating to the execution of this Agreement.

12  INFRINGEMENT BY OTHERS; PROTECTION OF PATENTS

    12.1 LICENSEE shall promptly inform STANFORD of any suspected infringement of any Licensed Patent(s) by a third party. During the Exclusive period of this Agreement, STANFORD and LICENSEE each shall have the right to institute an action for infringement of the Licensed Patent(s) against such third party in accordance with the following:

              (a) If STANFORD and LICENSEE agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and any recovery or settlement shall be shared equally. LICENSEE and STANFORD shall agree to the manner in which they shall exercise control over such action. STANFORD may, if it so desires, also be represented by separate counsel of its own selection, the fees for which counsel shall be paid by STANFORD;

              (b) In the absence of agreement to institute a suit jointly, STANFORD may institute suit, and, at its option, join LICENSEE as a plaintiff. If STANFORD decides to institute suit, then it shall notify LICENSEE in writing. LICENSEE's failure to notify STANFORD in writing, within fifteen (15) days after the date of the notice, that it will join in enforcing the patent pursuant to the provisions hereof, shall be and be deemed conclusively to be LICENSEE's Assignment to STANFORD of all rights, causes of action, and damages resulting from any such alleged infringement. STANFORD shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement;

              (c) In the absence of agreement to institute a suit jointly and if STANFORD notifies LICENSEE that it has decided not to join in or institute a suit, as provided in (a) or (b) above, LICENSEE may institute suit and, at its option, join STANFORD as a plaintiff. LICENSEE shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement, provided, however, that any recovery in excess of litigation costs shall be deemed to be Net Sales, and LICENSEE shall pay STANFORD royalties thereon at the rates specified herein.

    12.2 Should either STANFORD or LICENSEE commence a suit under the provisions of Paragraph 12.1 and thereafter elect to abandon the same, it shall give timely notice to the other party who may, if it so desires, continue prosecution of such suit, provided, however, that the sharing of expenses and any recovery in such suit shall be as agreed upon between STANFORD and LICENSEE.

13  SUBLICENSE(S)

    13.1 LICENSEE may grant sublicense(s) during the Exclusive period. Any such sublicense granted during the Exclusive period hereunder shall remain in full force and effect even if the license granted hereunder ceases to remain exclusive under the terms of this Agreement.

    13.2 If LICENSEE is unable or unwilling to serve or develop a potential market or market territory for which there is a willing sublicensee(s), LICENSEE will, at STANFORD's request, negotiate in good faith a sublicense(s) hereunder.

    13.3 Any sublicense(s) granted by LICENSEE under this Agreement shall be subject and subordinate to terms and conditions of this Agreement, except:

              (a) Sublicense terms and conditions shall reflect that any sublicensee(s) shall not further sublicense; and

              (b) The earned royalty rate specified in the sublicense(s) may be at higher rates than the rates in this Agreement.

    Any such sublicense(s) also shall expressly include the provisions of Articles 7, 8, and 9 for the benefit of STANFORD and provide for the transfer of all obligations, including the payment of royalties specified in such sublicense(s), to STANFORD or its designee, in the event that this Agreement is terminated.

    13.4 LICENSEE, agrees to provide STANFORD a copy of any sublicense(s) granted pursuant to this Article 13.

14  TERMINATION

    14.1 LICENSEE may terminate this Agreement by giving STANFORD notice in writing at least thirty (30) days in advance of the Effective Date of termination selected by LICENSEE.

    14.2 STANFORD may terminate this Agreement if LICENSEE:

         (a)  Is in default in payment of royalty or providing of reports;

         (b)  Is in breach of any provision hereof; or

         (c)  Provides any false report,

    and LICENSEE fails to remedy any such default, breach, or false report within thirty (30) days after written notice thereof by STANFORD.

    14.3 Surviving any termination are:

              (a)  LICENSEE's obligation to pay royalties accrued or accruable;

              (b) Any cause of action or claim of LICENSEE or STANFORD, accrued or to accrue, because of any breach or default by the other party; and

              (c)  The provisions of Articles 7, 8, and 9.
15  ASSIGNMENT

    This Agreement may not be assigned, except upon the prior written consent of the other party or upon the sale, transfer, or other disposition of all or substantially all of the assets or stock of the LICENSEE.

16  ARBITRATION

    16.1 Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association.

    16.2 Upon request by either party, arbitration will be by a third party arbitrator mutually agreed upon in writing by LICENSEE and STANFORD within thirty (30) days of such arbitration request. Judgment upon the award rendered by the arbitrator shall be final and nonappealable and may be entered in any court having jurisdiction thereof.

    16.3 The parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in the California Superior Court. The Arbitrator may limit the scope, time and/or issues involved in discovery.

    16.4 Any arbitration shall be held at Stanford, California, unless the parties hereto mutually agree in writing to another place.

17  NOTICES

    All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:

    To STANFORD:
      Office of Technology Licensing
      Stanford University
      900 Welch Road, Suite 350
      Palo Alto, CA 94304-1850
      Attention:   Director

    To LICENSEE:
      Mercator Genetics, Inc.
      4040 Campbell Road
      Menlo Park CA 94025

    Attention:  Elliott Sigal, M.D., Ph.D.
                President and Chief Executive Officer

    Either party may change its address upon written notice to the other party.

18  WAIVER

    None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance.

19  APPLICABLE LAW

    This Agreement shall be governed by the laws of the State of California applicable to agreements negotiated, executed and performed wholly within California.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

                                  THE BOARD OF TRUSTEES OF THE LELAND STANFORD
                                  JUNIOR UNIVERSITY


                                                 /S/ KATHARINE KU
                                       ----------------------------------------
                                       Signature


                                                   KATHERINE KU
                                       ----------------------------------------
                                       Name


                                            DIRECTOR, TECHNOLOGY LICENSING
                                       ----------------------------------------
                                       Title

                                                   FEB. 10, 1997
                                       ----------------------------------------
                                       Date

                                  MERCATOR GENETICS, INC.


                                                 /S/ ELLIOTT SIGAL M.D.
                                       ----------------------------------------
                                       Signature

                                        ELLIOTT SIGAL M.D.
                                       ----------------------------------------
                                       Name


                                        PRESIDENT & CEO
                                       ----------------------------------------
                                       Title


                                       ----------------------------------------
                                       Date